EXHIBIT 5

Lindquist & Vennum P.L.L.P.
4200 IDS Center
80 South Eighth Street
Minneapolis, Minnesota 55402

August  , 2000

Oxboro Medical, Inc.
13828 Lincoln Street NE
Ham Lake, Minnesota 55304

    Re:  Registration of Incentive Warrants on Form S-3

Ladies and Gentlemen:

    We have acted as counsel to Oxboro Medical, Inc., a Minnesota corporation (the "Company") in connection with the filing of the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") with respect to the registration of Warrants to purchase up to 417,794 shares of the Company's $.01 par value Common Stock (the "Incentive Warrants") and an equal number of shares of the Company's $.01 par value Common Stock underlying the Incentive Warrants (the "Shares"). Please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

  1.
  The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

  2.
  The Incentive Warrants are duly and validly authorized for issuance, and, when issued as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

  3.
  The Shares to be issued by the Company pursuant to the exercise of the Incentive Warrants are duly and validly authorized for issuance. Upon proper exercise of the outstanding Incentive Warrants and payment for the underlying Shares, the Shares will be validly issued, fully paid and nonassessable Common Stock of the Company.

    For the purposes of this opinion, we are assuming the proper execution of the Incentive Warrants and all certificates evidencing the Incentive Warrants, and that the appropriate certificates are duly filed and recorded in every jurisdiction in which such filing or recordation is required in accordance with the laws of such jurisdictions. We express no opinion as to the laws of any state or jurisdiction other than Minnesota.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Opinions" in the Prospectus comprising a part of the Registration Statement.

                      Very truly yours,